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                                                                    Exhibit 10.5

                     SETTLEMENT AND TERMINATION OF AGREEMENT


         AGREEMENT made this 24 day of May, 1999, by and between GARY W. NIELSON (referred to herein as "Nielson") and PRICE ENTERPRISES, INC., a Maryland corporation ("PEI").

                                    RECITALS

A) Nielson and PEI are parties to an Employment Agreement dated January 2, 1998 (referred to herein as the "Employment Agreement"), pursuant to which Nielson is employed by PEI.

B) The "Employment Term" under the Employment Agreement ends February 1, 2000.

C) The parties hereto wish to terminate Nielson's employment by PEI pursuant to the terms and conditions set forth hereon.

         NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

                                    ARTICLE I

                                   BASIC TERMS

         1.01 Nielson's employment by PEI shall terminate on June 5, 1999 (the "Termination Date"). Nielson shall be entitled to continue to receive his regular salary and current medical plan benefits through June 1, 1999.

         1.02 PEI shall pay Nielson, no later than ten (10) days after the Termination Date, the sum of Two Hundred Ten Thousand Dollars ($210,000.00) (subject to applicable withholding of taxes) in full settlement of any and all amounts due Nielson under the Employment Agreement, or otherwise, except for the following rights which Nielson shall retain:

               A. Any rights that Nielson may have to pay for medical coverage after the Termination Date under COBRA.

               B. Any rights that Nielson may have under any existing Stock Option Agreement between Nielson and PEI, as modified by any amendments made to the Price Enterprises, Inc. 1995 Combined Stock Grant and Stock Option Plan approved by the Board of Directors of PEI after the date hereof and prior to June 30, 1999.

               C.  Any rights that Nielson may have under PEI's 401k Plan.

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               D.  Any rights that Nielson may have with respect to accrued unpaid vacation time as of the Termination Date. Any amounts due shall be paid within ten (10) days after the Termination Date.

               E. Any rights to a bonus and/or a profit sharing contribution pro-rated as of the Termination Date, in the event and to the extent the PEI Board of Directors approves such bonus and/or profit sharing contribution; it being acknowledged that such approval may not be made.

                    In addition, PEI shall pay for Nielson's continued medical insurance coverage from the Termination Date until August 31, 1999.

         1.03 Nielson hereby resigns as an officer of PEI and Price Storage, Inc. as of the Termination Date.

         1.04 A) Nielson (the "Releasor") releases, absolves and discharges PEI and all of its subsidiary and affiliated companies, and their present or former employees, officers, directors, trustees, agents, attorneys, representatives, heirs, successors and assigns (the "Releasees"), of and from any and all claims, demands, causes of actions, judgments, liens, indebtedness, damage liabilities of whatever kind or nature, whether known or unknown, fixed, conditional or contingent, suspected or unsuspected which the Releasor now has or holds, or at any time has or held against the Releasees. However, nothing contained in this paragraph shall release any obligation or rights in favor of Nielson created by this Agreement.

              B) Nielson expressly waives any and all rights and benefits now or in the future under the provisions of California Civil Code Section 1542, which provides:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         1.05 Nielson warrants and represents that he has not assigned, transferred, or pledged, or purported to assign, transfer, or pledge, to any person or entity any claim, demand, or right of action against the Releasees, referred to in Section 1.04 which he hereby is releasing. Nielson further warrants and represents that no promise or inducement has been offered or made for this Agreement except as herein set forth and that this Agreement is executed without reliance on any statements or representations not herein contained. It is also acknowledged that facts which Nielson now knows or believes to be true may hereafter prove to be other than or different from the facts now known or believed by him to be true. Nielson expressly assumes and accepts the risk that such facts may prove to be different, and agrees that all of the terms of this Agreement shall be in all respects effective, binding, and not subject to termination or rescission on account of any such difference in facts.

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         1.06  Each of the parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of any and all rights and obligations which they may have with respect to each other, and that they have received independent legal advice from their respective attorneys with respect to the matters herein set forth and with respect to the rights and obligations arising out of said matters.

                                   ARTICLE II

                                  MISCELLANEOUS

         2.01 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach of the Agreement will be settled by arbitration in San Diego, California, in accordance with the rules of the American Arbitration Association. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction over the award.

         2.02 ATTORNEYS FEES. If either party hereto files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The "prevailing party" shall be the party who is adjudicated as being entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover costs shall not be entitled to recover attorneys' fees.

         2.03 INTEGRATION. This Agreement shall constitute the entire Agreement between the parties hereto, and supersede any and all prior written or oral agreements, representations, and warranties between and among the parties and their agents, with regard to the matters covered by this Agreement.

         2.04 MODIFICATION. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.

         2.05 SEVERABILITY. In the event any term, covenant, condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity or enforceability of any other tem, covenant, condition, provision, or agreement contained herein.

         2.06 GOVERNING LAW. This Agreement and the obligation of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

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         2.07  TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

         2.08 BINDING EFFECT. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

         2.09 CAPTIONS. Article and section titles contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provisions hereof. All reference to section numbers herein shall mean the sections of this Agreement.


Executed in San Diego, California, as of the date first written above.


PRICE ENTERPRISES, INC.

By:  /s/ Jack McGrory                      /s/ Gary W. Nielson
     --------------------------            --------------------------
                                           Gary W. Nielson
Its:  CEO
     --------------------------

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